Exhibit 99.1

Sapient Reports Second Quarter 2011 Results and Declares $0.35 Per Share Special Dividend

Service Revenues Up 27% Over Q2 2010

Non-GAAP Operating Profit Increases 52% Over Q2 2010

BOSTON--(BUSINESS WIRE)--August 4, 2011--Sapient (NASDAQ: SAPE) today reported the following financial results for the second quarter ended June 30, 2011:

  Service revenues were $254.6 million compared to $200.4 million in the second quarter of 2010, an increase of $54.2 million or 27%. Sequentially, service revenues were up $13.3 million, or 6%, from $241.3 million in the first quarter of 2011. On a constant currency basis, revenues increased 24% over the second quarter of 2010 and 5% sequentially.
  GAAP income from operations was $23.1 million, or 9.1% of service revenues, up 80% from $12.9 million, or 6.4% of service revenues, reported in the second quarter of 2010.
  Non-GAAP income from operations was $29.9 million, or 11.8% of service revenues, up 52% from $19.8 million, or 9.9% of service revenues, reported in the second quarter of 2010.
  GAAP diluted net income per share was $0.11, compared to $0.06 in the second quarter of 2010.
  Non-GAAP diluted net income per share was $0.14, compared to $0.09 in the second quarter of 2010.

“Our 27% year-over-year organic revenue growth and overall operating performance in the quarter demonstrate our success in the market,” said Sapient President and Chief Executive Officer Alan J. Herrick. “We remain excited about the growth opportunities ahead and our unique position to capitalize on those opportunities. We are pleased to be able to return excess capital to our stockholders through a special dividend due to our strong financial position and confidence in our outlook.”

The company generated cash from operations of $38.4 million in the second quarter of 2011, an increase of 153% from $15.2 million in the second quarter of 2010. As of June 30, 2011, the company had cash, cash equivalents and marketable securities of $242.6 million. Days sales outstanding was 69 days for the second quarter of 2011, down from 73 days in the first quarter of 2011 and equal to the 69 days for the second quarter of 2010.

Special Dividend

The company’s Board of Directors declared a special dividend in the amount of $0.35 per share payable on August 29, 2011 to stockholders of record at the close of business on August 15, 2011.

Outlook

Sapient management provided the following guidance:

  For the third quarter ending September 30, 2011, service revenues are expected to be $260 million to $268 million.
  Third quarter 2011 non-GAAP operating margin is expected to be 12.5% to 13.5%.

Webcast and Conference Call

Sapient will host a discussion of its second quarter results at 4:30 p.m. ET today, which will be broadcast live on the Internet. The dial-in information for the conference call is:

US: (877) 291-1296
International: (720) 259-9209
Conference ID: 83850405

The link to the webcast will be posted at:

http://sape.client.shareholder.com/events.cfm

In addition, a re-broadcast of the conference call will be available from August 4 at 7:30 p.m. ET through September 4 at 11:59 p.m. ET. The replay information is as follows:

US: (855) 859-2056
International: (404) 537-3406
Conference ID: 83850405

Adjusted (Non-GAAP) Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the company’s business and evaluating its performance. The company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, acquisition costs and other related charges, and income tax benefits or provisions resulting from changes in the valuation allowance. In addition, the company has presented service revenues in constant currency terms, which excludes the effect of currency fluctuations between the U.S. dollar and the currencies in which the revenue was transacted. The effect is excluded by translating the current period's local currency service revenues into U.S. dollars using the average local currency exchange rates that were in effect during the prior period of comparison. However, because the company’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not necessarily be comparable to similarly described non-GAAP measures reported by other companies within the company’s industry. Consequently, Sapient’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Safe Harbor Statement

This press release contains forward-looking statements – in particular, the financial guidance for the third quarter of 2011 – that involve a number of risks and uncertainties. Actual results could differ materially from management’s expectations. A number of factors could cause actual events to differ materially from those indicated, including, without limitation: the continued acceptance of the company’s services; a reduction in the demand for the company’s services in light of the current economic environment; the company’s ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, successfully integrate and achieve anticipated benefits from acquisitions, and continue to attract and retain high-quality employees; and other risk factors set forth in the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC.

About Sapient

Sapient is a global services company that helps clients transform in the areas of business, marketing, and technology. The company operates three divisions that enable clients to gain a competitive advantage and succeed in an increasingly digital world. SapientNitro, Sapient Global Markets and Sapient Government Services fuse insight, creativity and technology to drive innovation and to help clients navigate complex business problems. Our approach is the subject of case studies used by MBA programs at Harvard and Yale. The company has operations in North America, Europe, and Asia-Pacific. For more information, visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

Sapient Corporation
Consolidated Unaudited Condensed Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

	(in thousands, except per share amounts)
Revenues:
Service revenues	$254,616	$200,351	$495,956	$383,574
Reimbursable expenses	10,842	10,350	19,396	18,850
Total gross revenues	265,458	210,701	515,352	402,424
Operating expenses:
Project personnel expenses	176,739	139,345	343,415	267,112
Reimbursable expenses	10,842	10,350	19,396	18,850
Total project personnel expenses and reimbursable expenses	187,581	149,695	362,811	285,962
Selling and marketing expenses	10,316	10,225	20,472	18,872
General and administrative expenses	42,976	36,435	82,081	72,378
Restructuring and other related (benefits) charges	(56)	128	5,586	414
Amortization of purchased intangible assets	1,288	1,359	2,561	2,826
Acquisition costs and other related charges	223	-	223	111
Total operating expenses	242,328	197,842	473,734	380,563

Income from operations	23,130	12,859	41,618	21,861

Interest and other income, net	1,256	745	2,715	1,545

Income before income taxes	24,386	13,604	44,333	23,406
Provision for income taxes	9,182	6,000	16,971	9,563
Net income	$15,204	$7,604	$27,362	$13,843

Basic net income per share	$0.11	$0.06	$0.20	$0.11
Diluted net income per share	$0.11	$0.06	$0.19	$0.10

Weighted average common shares	137,608	130,915	136,954	130,487
Weighted average dilutive common share equivalents	4,464	6,996	4,368	6,985
Weighted average common shares and dilutive common share equivalents	142,072	137,911	141,322	137,472

Sapient Corporation
Consolidated Unaudited Condensed Balance Sheets

	June 30, 2011	December 31, 2010
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$228,358	$219,448
Marketable securities, current portion	9,120	8,861
Restricted cash, current portion	560	1,416
Accounts receivable, less allowance for doubtful accounts	141,474	136,300
Unbilled revenues	76,165	49,765
Deferred tax assets, current portion	17,416	23,938
Prepaid expenses and other current assets	28,083	21,256
Total current assets	501,176	460,984
Marketable securities, net of current portion	1,290	1,269
Restricted cash, net of current portion	3,239	3,093
Property and equipment, net	49,032	35,571
Purchased intangible assets, net	15,318	17,629
Goodwill	83,415	77,865
Deferred tax assets, net of current portion	20,180	19,692
Other assets	7,950	7,619

Total assets	$681,600	$623,722

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,800	$18,714
Accrued compensation	59,025	66,609
Accrued restructuring costs	1,269	3,129
Deferred revenues	13,461	18,558
Other current liabilities	59,628	52,011
Total current liabilities	160,183	159,021
Long-term liabilities	24,091	22,396
Total liabilities	184,274	181,417

Stockholders' equity	497,326	442,305

Total liabilities and stockholders’ equity	$681,600	$623,722

Sapient Corporation
Consolidated Unaudited Statements of Cash Flows

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

	(in thousands)
Cash flows from operating activities:
Net income	$15,204	$7,604	$27,362	$13,843
Adjustments to reconcile net income to net cash provided by operating activities:
Loss recognized on disposition of fixed assets	9	8	10	147
Unrealized loss on financial instruments	58	277	178	340
Unrealized gain on marketable securities, net	-	-	-	(132)
Depreciation and amortization expense	5,669	5,181	11,149	10,803
Deferred income taxes	3,838	(3,862)	5,822	(1,624)
Stock-based compensation expense	5,343	5,404	9,219	9,635
Non-cash restructuring (benefits) charges	(48)	-	4,564	-
Changes in operating assets and liabilities:
Accounts receivable	(1,342)	(13,283)	(2,854)	(7,912)
Unbilled revenues	4,074	3,743	(25,710)	(12,896)
Prepaid expenses and other current assets	(3,500)	(4,984)	(6,433)	(2,808)
Other assets	(4)	(544)	(608)	(612)
Accounts payable	4,580	2,059	6,043	(563)
Accrued compensation	5,472	6,006	(12,629)	(4,234)
Accrued restructuring costs	(1,046)	(1,082)	(1,900)	(1,344)
Deferred revenues	(3,293)	(1,789)	(5,344)	(4,416)
Other accrued liabilities	3,153	9,438	8,726	7,298
Long-term liabilities	230	1,014	1,828	1,675

Net cash provided by operating activities	38,397	15,190	19,423	7,200

Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	-	(178)	-	(3,163)
Purchases of property and equipment and cost of internally developed software	(11,545)	(4,867)	(19,610)	(7,466)
Sales and maturities of marketable securities classified as trading	-	7,750	-	9,600
Sales and maturities of marketable securities not classified as trading	15	-	2,212	781
Purchases of marketable securities	(174)	-	(2,472)	-
Cash (paid) received on financial instruments, net	(155)	259	(192)	932
Change in restricted cash	(84)	-	842	46

Net cash (used in) provided by investing activities	(11,943)	2,964	(19,220)	730

Cash flows from financing activities:
Principal payments under capital lease obligations	(15)	(20)	(36)	(41)
Proceeds from credit facilities	2,652	-	4,420	-
Repayment of amounts borrowed under credit facilities	(1,326)	-	(6,188)	-
Proceeds from stock option and purchase plans	3,621	1,704	7,857	4,240
Dividends paid on common stock	-	-	-	(46,832)

Net cash provided by (used in) financing activities	4,932	1,684	6,053	(42,633)

Effect of exchange rate changes on cash and cash equivalents	586	(636)	2,654	294

Increase (decrease) in cash and cash equivalents	31,972	19,202	8,910	(34,409)
Cash and cash equivalents, at beginning of period	196,386	142,067	219,448	195,678
Cash and cash equivalents, at end of period	$228,358	$161,269	$228,358	$161,269

Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

	(in thousands, except per share amounts)

Service revenues	$254,616	$200,351	$495,956	$383,574

GAAP income from operations	$23,130	$12,859	$41,618	$21,861
Stock-based compensation expense	5,343	5,404	9,219	9,635
Restructuring and other related (benefits) charges	(56)	128	5,586	414
Amortization of purchased intangible assets	1,288	1,359	2,561	2,826
Acquisition costs and other related charges	223	-	223	111
Stock-based compensation review and restatement benefit	-	-	(3,500)	(301)
Non-GAAP income from operations	$29,928	$19,750	$55,707	$34,546

GAAP operating margin	9.1%	6.4%	8.4%	5.7%
Effect of adjustments detailed above	2.7%	3.5%	2.8%	3.3%
Non-GAAP operating margin	11.8%	9.9%	11.2%	9.0%

GAAP net income	$15,204	$7,604	$27,362	$13,843
Stock-based compensation expense, net of tax	3,340	3,370	5,791	5,988
Restructuring and other related (benefits) charges, net of tax	(33)	76	3,463	352
Amortization of purchased intangible assets, net of tax	1,036	1,052	2,061	2,177
Acquisition costs and other related charges, net of tax	151	-	151	66
Stock-based compensation review and restatement benefit, net of tax	-	-	(2,085)	(179)
Non-GAAP net income	$19,698	$12,102	$36,743	$22,247

GAAP basic income per share	$0.11	$0.06	$0.20	$0.11
Effect of adjustments detailed above	$0.03	0.03	0.07	0.06
Non-GAAP basic income per share	$0.14	$0.09	$0.27	$0.17

GAAP and Non-GAAP weighted average common shares	137,608	130,915	136,954	130,487

GAAP diluted income per share	$0.11	$0.06	$0.19	$0.10
Effect of adjustments noted above and change in dilution noted below	$0.03	$0.03	0.07	0.06
Non-GAAP diluted income per share	$0.14	$0.09	$0.26	$0.16

GAAP and Non-GAAP weighted average common shares and dilutive common share equivalents	142,072	137,911	141,322	137,472

CONTACT:
Investor Relations Contact:
Sapient
Dean Ridlon, +1-617-963-1598
dridlon@sapient.com
or
Media Contact:
Sapient
David LaBar, +1-646-478-9846
dlabar@sapient.com